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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333- 123677) and Form S-8 (Nos. 333-185501, 333-182379, 333-171318, 333-151992, 333-135973, and 333-114007) of NRG Energy, Inc. of our report dated March 12, 2014 relating to the financial statements of Midwest Generation, LLC, which appears in the Current Report on Form 8-K/A of NRG Energy, Inc. dated April 1, 2014.

/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California June 16, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM